UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

                Effective June 30, 2011, Capital Bank (the “Bank”), a corporation organized under the laws of the State of North Carolina and wholly owned subsidiary of Capital Bank Corporation (the “Capital Bank Corp”), a corporation organized under the laws of the State of North Carolina, merged (the “Merger”) with and into NAFH National Bank (“NAFH Bank”), a national banking association and subsidiary of TIB Financial Corp (the “Company”), a corporation organized under the laws of the State of Florida, and North American Financial Holdings, Inc. (“NAFH”), a Delaware corporation, with NAFH Bank as the surviving entity.  In connection with the Merger, NAFH Bank changed its name to Capital Bank, National Association.

                NAFH is the owner of approximately 94% of the Company’s common stock and approximately 83% of Capital Bank Corp’s common stock.  Five of the Company’s seven directors, and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer are affiliated with NAFH.  In addition, the same five directors are also directors of Capital Bank Corp and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer hold those same positions at Capital Bank Corp.

                Prior to the Merger, the Bank was a state-chartered banking corporation in operation since June 20, 1997.  The Bank was a community bank engaged in the general commercial banking business in markets in central and western North Carolina. As of March 31, 2011, the Bank had approximately $1.7 billion in total assets, $1.1 billion in loans, $1.4 billion in deposits, $225.0 million in shareholders’ equity and operated 32 branch offices in North Carolina.

                The Merger occurred pursuant to the terms of an Agreement of Merger entered into by and between the Bank and NAFH Bank, dated as of June 30, 2011 (the “Merger Agreement”).  In the Merger, each share of Bank common stock was converted into the right to receive shares of NAFH Bank common stock.  As a result of the Merger, the Company now owns approximately 33% of NAFH Bank (now named Capital Bank, National Association), with NAFH owning 29% and Capital Bank Corp owning the remaining 38%.

Item 2.01              Completion of Acquisition or Disposition of Assets.

                The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

                To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than September 16, 2011.

(b) Pro Forma Financial Information

                To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than September 16, 2011.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement of Merger of Capital Bank with and into NAFH National Bank, by and between NAFH National Bank and Capital Bank, dated as of June 30, 2011 (Exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: July 7, 2011	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer